UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2007 (November 30, 2006)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”) hereby amends its Current Report on Form 8-K filed on December 6, 2006 to provide the required financial statements relating to the acquisition of a 27-story building in Atlanta, Georgia (“Resurgens Plaza”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to Resurgens Plaza that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01                               Financial Statements and Exhibits.

		Page
(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005	4

	Notes to the Statements of Revenues and Certain Operating Expenses	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	7

	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2006	8

	Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006	9

	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005	10

	Unaudited Notes to Pro Forma Consolidated Financial Statements	11

(c)	Shell Company Transactions.

	Not applicable.

(d)	Exhibits.

	None.

Independent Auditors’ Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Resurgens Plaza, an office building located in Atlanta, Georgia (the “Property”), for the year ended December 31, 2005.  This Historical Summary is the responsibility of the Property’s management.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 6, 2007

Resurgens Plaza
Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2006 (Unaudited) and

For the Year Ended December 31, 2005

(in thousands)

	Nine Months
	Ended September 30,	Year Ended December 31,
	2006	2005
	(unaudited)

Revenues:
Rental revenue	$7,773	$10,657
Tenant reimbursement income	418	540

Total revenues	8,191	11,197

Certain operating expenses:
Property operating expenses	1,384	1,699
Real estate taxes	780	997
General and administrative expenses	309	468
Property management fees	233	324

Total certain operating expenses	2,706	3,488

Revenues in excess of certain operating expenses	$5,485	$7,709

See accompanying notes to statements of revenues and certain operating expenses.

Resurgens Plaza

Notes to the Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2006 (Unaudited) and

For the Year Ended December 31, 2005

1.                              Basis of Presentation

On November 30, 2006, Behringer Harvard REIT I, Inc. (the “Company”) acquired a leasehold interest in a 27-story building containing approximately 400,000 rentable square feet (unaudited) in Atlanta, Georgia (“Resurgens Plaza”).

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Resurgens Plaza, exclusive of interest income and interest expense, early termination fees, asset management fees, and depreciation and amortization, which may not be comparable to the proposed future operations of Resurgens Plaza.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.                              Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

3.                              Significant Accounting Policies

Revenue Recognition

Resurgens Plaza’s operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments.  All leases have been accounted for as operating leases.  Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $293,000 for the nine months ended September 30, 2006 (unaudited) and approximately $528,000 for the year ended December 31, 2005.

Tenant reimbursement income consists of recovery of certain basic operating costs over an established base amount.  Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.         Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 are as follows (in thousands):

Year Ending December 31:
2006	$9,517
2007	10,066
2008	10,101
2009	9,464
2010	6,863
Thereafter	11,871
Total	$57,882

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.  There were no contingent rents in 2005.

5.         Concentrations

The following presents rental income (base rent) from tenants who individually represent more than 10% of Resurgens Plaza’s rental revenues for the year ended December 31, 2005 (in thousands):

Epstein, Becker & Green, P.C.	$1,246
Fisher & Phillips LLP	2,020
RSUI Indemnity Company	3,119

6.                          Commitments

Resurgens Plaza has a ground lease for an area on which improvements have been made.  Minimum rental commitments to be paid under non-cancelable operating leases at December 31, 2005 are as follows (in thousands):

Year Ending December 31:
2006	$190
2007	190
2008	190
2009	190
2010	190
Thereafter	6,349
Total	$7,299

*****

Behringer Harvard REIT I, Inc.

Unaudited Pro Forma Consolidated Financial Information

On November 30, 2006, we acquired a leasehold interest in a 27-story building containing approximately 400,000 combined rentable square feet located in Atlanta, Georgia (“Resurgens Plaza”), through Behringer Harvard 945 East Paces Ferry Road, LLC, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership.  The contract purchase price of Resurgens Plaza, exclusive of closing costs and initial escrows, was approximately $107.8 million.  Behringer Harvard 945 East Paces Ferry Road, LLC borrowed $82 million under a loan agreement with KeyBank National Association to pay a portion of such contract purchase price and we paid the remaining amount from proceeds of our offering of common stock to the public.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

Behringer Harvard REIT I, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

as of September 30, 2006

(in thousands, except share and per share amounts)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired Resurgens Plaza as of September 30, 2006.  This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statements of Operations and the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2006.  The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on September 30, 2006, nor does it purport to represent our future financial position.

		Prior Acquisitions
	September 30, 2006	Pro Forma
	as Reported	Adjustments	Pro Forma		Pro Forma
	(a)	(b)	Adjustments		September 30, 2006
Assets
Real estate
Land	$206,351	$42,402	$—		$248,753
Buildings, net	1,008,599	359,132	96,282	(c)	1,464,013
Total real estate	1,214,950	401,534	96,282		1,712,766

Cash and cash equivalents	121,485	(116,718)	(36,675)	(c)	—
			31,908	(d)
Restricted cash	72,187	9,468	9,301	(c)	90,956
Accounts receivable, net	14,103	179	—		14,282
Prepaid expenses and other assets	2,296	1,317	697	(c)	4,310
Loan deposits	5,280	—	—		5,280
Escrow deposits	17,679	(16,897)	—		782
Investments in tenant-in-common interests	169,295	7,959	—		177,254
Deferred financing fees, net	11,252	3,621	930	(c)	15,803
Note receivable	3,000	—	—		3,000
Lease intangibles, net	236,539	85,432	17,914	(c)	339,885
Receivables from affiliates	1,306	—	—		1,306
Total assets	$1,869,372	$375,895	$120,357		$2,365,624

Liabilities and stockholders’ equity

Liabilities
Mortgages payable	$1,017,369	$313,575	$82,000	(c)	$1,412,944
Accounts payable	1,709	—	—		1,709
Payables to affiliates	1,267	—	—		1,267
Acquired below market leases, net	40,978	54,375	2,831	(c)	98,184
Dividends payable	5,697	—	—		5,697
Accrued liabilities	40,139	7,945	3,618	(c)	51,702
Subscriptions for common stock	563	—	—		563
Total liabilities	1,107,722	375,895	88,449		1,572,066

Commitments and contingencies

Minority interest	3,148	—	—		3,148

Stockholders’ equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized, none outstanding	—	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—	—		—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 101,103,728 shares issued and outstanding	10	—	—		10
Additional paid-in capital	899,785	—	31,908	(d)	931,693
Cumulative distributions and net loss	(141,293)	—	—		(141,293)
Total stockholders’ equity	758,502	—	31,908		790,410
Total liabilities and stockholders’ equity	$1,869,372	$375,895	$120,357		$2,365,624

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2006

(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired Resurgens Plaza on January 1, 2005.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2006.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Nine months	Prior Acquisitions	Statement of
	ended September 30, 2006	Pro Forma	Revenues and			Pro Forma
	as Reported	Adjustments	Certain Expenses	Pro Forma		Nine months ended
	(a)	(b)	(c)	Adjustments		September 30, 2006

Rental revenue	$102,308	$80,067	$8,191	$(83	)(d)	$190,483

Expenses
Property operating expense	20,610	15,230	1,384	—		37,224
Interest expense	31,128	26,381	—	3,437	(e)	60,946
Real estate taxes	14,451	8,346	780	—		23,577
Property management fees	3,261	2,235	233	(233	)(f)	5,742
				246	(g)
Asset management fees	2,333	3,594	—	485	(h)	6,412
General and administrative	1,109	2,147	309	—		3,565
Depreciation and amortization	47,722	40,896	—	4,731	(i)	93,349
Total expenses	120,614	98,829	2,706	8,666		230,815

Interest income	2,859	—	—	—		2,859

Equity in earnings of investments in tenant-in-common interests	3,448	986	—	—		4,434

Net income (loss)	$(11,999)	$(17,776)	$5,485	$(8,749)		$(33,039)

Basic and diluted weighted average shares outstanding	82,499			9,428	(j)	91,927

Basic and diluted loss per share	$(0.15)					$(0.36)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2005

(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired Resurgens Plaza on January 1, 2005.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2005.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Year ended	Prior Acquisitions	Statement of
	December 31, 2005	Pro Forma	Revenues and			Pro Forma
	as Reported	Adjustments	Certain Expenses	Pro Forma		Year ended
	(a)	(b)	(c)	Adjustments		December 31, 2005

Rental revenue	$31,057	$191,733	$11,197	$(110)	(d)	$233,877

Expenses
Property operating expense	6,463	39,469	1,699	—		47,631
Interest expense	13,137	59,767	—	4,583	(e)	77,487
Rate lock extension recoveries, net	(525)	—	—	—		(525)
Real estate taxes	3,838	21,264	997	—		26,099
Property management fees	1,502	5,380	324	(324)	(f)	7,218
				336	(g)
Asset management fees	1,857	9,766	—	647	(h)	12,270
General and administrative	1,254	4,968	468	—		6,690
Depreciation and amortization	15,033	104,633	—	6,309	(i)	125,975
Total expenses	42,559	245,247	3,488	11,551		302,845

Interest income	2,665	(165)	—	—		2,500

Equity in earnings of investmentsin tenant-in-common interests	3,115	1,193	—	—		4,308

Net income (loss)	$(5,722)	$(52,486)	$7,709	$(11,661)		$(62,160)

Basic and diluted weightedaverage shares outstanding	38,220			52,445	(j)	90,665

Basic and diluted loss per share	$(0.15)					$(0.69)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.                                      Reflects our historical balance sheet as of September 30, 2006.

b.                                     Reflects our acquisition  of the following:

Property	Acquisition Date
Grandview II	October 20, 2006
Bank of America Plaza	October 26, 2006
Three Parkway	October 30, 2006
4440 El Camino Real	November 2, 2006
Fifth Third Center	November 16, 2006
Additional 10.08% TIC interest in Minnesota Center	October 13–November 30, 2006
Additional 20.63% TIC interest in the Pratt Building	November 17–November 30, 2006

c.                                      Reflects the acquisition of Resurgens Plaza for approximately $118.7 million, inclusive of closing costs. The acquisition was funded with approximately $36.7 million of cash and $82.0 million of debt.  We allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (in thousands):

Description	Allocation	Estimated Useful Life
Building	$96,282	25 years
Above/below market leases, net	550	5 years
Tenant improvements, leasing commissions & legal fees	6,488	5 years
In-place leases	3,552	5 years
Tenant relationships	4,493	10 years
Prepaid expenses and other assets	697	—
Restricted cash	9,301	—
Deferred financing fees	930	—
Prepaid rent	(39)	—
Other accruals	(3,579)	—
	$118,675

We allocated the purchase price to the above tangible and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets” as follows:

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases using the straight-line method.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model.  The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions.  In estimating fair value of in-place leases, we consider such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the lease not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We amortize the value of in-place leases to expense over the term of the respective leases.  The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building.  Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

d.                                     We actually issued approximately 12,480,000 shares of common stock during the period October 1, 2006 through November 29, 2006 for net proceeds of approximately $124.5 million.  This adjustment reflects the issuance of approximately 3,585,000 shares for net proceeds of approximately $31.9 million as this is the pro forma amount necessary to complete the acquisition on November 30, 2006 from cash on hand.

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006

a.                                      Reflects our historical operations for the nine months ended September 30, 2006.

b.                                     Reflects the Pro Forma results for the following properties for periods prior to the respective acquisition date:

Property	Acquisition Date
Woodcrest Center	January 11, 2006
Burnett Plaza	February 10, 2006
10777 Clay Road	March 14, 2006
Paces West	April 19, 2006
Riverside Plaza	June 2, 2006
The Terrace	June 21, 2006
600/619 Alexander Road	June 28, 2006
Grandview II	October 20, 2006
Bank of America Plaza	October 26, 2006
Three Parkway	October 30, 2006
4440 El Camino Real	November 2, 2006
Fifth Third Center	November 16, 2006
Additional 75.57% TIC interest in Minnesota Center	August 18–November 30, 2006
Additional 20.63% TIC interest in the Pratt Building	November 17–November 30, 2006

c.                                      Reflects the historical revenues and certain expenses of Resurgens Plaza.

d.                                     Reflects the straight-line amortization of the above and below market lease values over the remaining non-cancelable term of the leases of approximately 60 months.

e.                                      Represents interest expense associated with the approximately $82 million of long-term debt obtained in connection with the purchase of Resurgens Plaza and the amortization of the deferred financing costs.  The long-term debt bears interest at a fixed rate of 5.475% per annum until December 31, 2009, 5.565% per annum from January 1, 2010 through December 31, 2012, and 5.665% per annum from January 1, 2013 and thereafter until payment in full of the loan.  Initial monthly payments of interest only are required through December 2011, with monthly principal and interest payments of approximately $469,000 required beginning January 2012 through December 2012 and a constant monthly payment of principal and interest (calculated based on the then outstanding principal balance) beginning January 2013 and continuing to the maturity date, December 1, 2016.  The deferred financing costs of approximately $930,000 are amortized over the term of the related debt using a method that approximates the effective interest rate method.

f.                                        Reflects the reversal of historical property and asset management fees for Resurgens Plaza.

g.                                     Reflects the property management fees associated with the current management of Resurgens Plaza.  The property is managed by HPT Management Services LP, our affiliate, for a fee of 3% of annual gross revenues, as defined in the property management agreement.

h.                                     Reflects the asset management fees associated with Resurgens Plaza.  The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.6% of the asset value.

i.                                         Reflects the depreciation and amortization of Resurgens Plaza using the straight-line method over the estimated useful lives as follows (in thousands):

Description	Allocation	Estimated Useful Life
Building	$96,282	25 years
Real estate intangibles(1)	10,590	5 years
Tenant relationships	4,493	10 years

(1)                Included in real estate intangibles is approximately $3.4 million of above market lease value and approximately $2.8 million of below market lease value, which are amortized to rental income.  See Note d.

j.                                         Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of each of our 2005 and 2006 property investments.  The adjustment is computed as follows (in thousands, except per share amounts):

Cash needed to acquire prior acqusitions	770,245
Cash needed to acquire Resurgens Plaza	36,675
	$806,920

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase acquired properties	90,665
Plus weighted average of common stock actually outstanding for the nine months ended September 30, 2006 in excess of 90,665	1,262
Less historical weighted average of common stock outstanding at September 30, 2006	(82,499)
	9,428

(1)                Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

a.                                      Reflects our historical operations for the year ended December 31, 2005.

b.                                     Reflects the combined Pro Forma results for the following properties for periods prior to the respective acquisition date:

Property	Acquisition Date
Woodcrest Center	January 11, 2006
Burnett Plaza	February 10, 2006
10777 Clay Road	March 14, 2006
Paces West	April 19, 2006
Riverside Plaza	June 2, 2006
The Terrace	June 21, 2006
600/619 Alexander Road	June 28, 2006
Grandview II	October 20, 2006
Bank of America Plaza	October 26, 2006
Three Parkway	October 30, 2006
4440 El Camino Real	November 2, 2006
Fifth Third Center	November 16, 2006
Additional 75.57% TIC interest in Minnesota Center	August 18–November 30, 2006
Additional 20.63% TIC interest in Pratt	November 17–November 30, 2006

c.                                      Reflects the historical revenues and certain expenses of Resurgens Plaza.

d.                                     Reflects the straight-line amortization of the above and below market lease values over the remaining non-cancelable term of the leases of approximately 60 months.

e.                                      Represents interest expense associated with the approximately $82 million of long-term debt obtained in connection with the purchase of Resurgens Plaza and the amortization of the deferred financing costs.  The long-term debt bears interest at a fixed rate of 5.475% per annum until December 31, 2009, 5.565% per annum from January 1, 2010 through December 31, 2012, and 5.665% per annum from January 1, 2013 and thereafter until payment in full of the loan.  Initial monthly payments of interest only are required through December 2011, with monthly principal and interest payments of approximately $469,000 required beginning January 2012 through December 2012 and a constant monthly payment of principal and interest (calculated based on the then outstanding principal balance) beginning January 2013 and continuing to the maturity date, December 1, 2016.  The deferred financing costs of approximately $930,000 are amortized over the term of the related debt using a method that approximates the effective interest rate method.

f.                                        Reflects the reversal of historical property management fees for Resurgens Plaza.

g.                                     Reflects the property management fees associated with the current management of Resurgens Plaza.  The property is managed by HPT Management Services LP, our affiliate, for a fee of 3% of annual gross revenues, as defined in the property management agreement.

h.                                     Reflects the asset management fees associated with Resurgens Plaza.  The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.6% of the asset value.

i.                                         Reflects the depreciation and amortization of Resurgens Plaza using the straight-line method over the estimated useful lives as follows (in thousands):

Description	Allocation	Estimated Useful Life
Building	$96,282	25 years
Real estate intangibles(1)	10,590	5 years
Tenant relationships	4,493	10 years

(1)                Included in real estate intangibles is approximately $3.4 million of above market lease value and approximately $2.8 million of below market lease value, which are amortized to rental income.  See Note d.

j.                                         Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of each of our 2005 and 2006 property investments.  The adjustment is computed as follows (in thousands, except per share amounts):

Cash needed to acquire prior acqusitions	$770,245
Cash needed to acquire Resurgens Plaza	36,675
	$806,920

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase acquired properties	90,665
Less historical weighted average of common stock outstanding at December 31, 2005	(38,220)
	52,445

(1)                Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: February 12, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer